UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of  The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 24, 2008

TEXOLA ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-114995
(Commission File Number)

47-0930829
(IRS Employer Identification No.)

#477, 1313 E Maple Street, Suite 201, Bellingham, WA 98225

(Address of principal executive offices and Zip Code)

360-685-4277
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 24, Rhonda Stevenson was appointed to the Board of Directors.  Ms Stevenson has been extensively involved in government and private sector business ventures in the United States, Canada and Mexico.  Her main responsibility with the Company will be identifying future business opportunities and managing the day to day operations.  Rhonda has been instrumental in developing and implementing management training programs, designing initiatives to enhance sales and revenues while maintaining inventory and expenditure control.

Maya Vinogradov resigned as President and Chief Financial Officer on November 24, 2008 and Rhonda Stevenson was appointed to fill these vacancies.

Due to time constraints associated with other business interests, Maya Vinogradov resigned as director of the Company on November 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXOLA ENERGY CORP.

/s/Rhonda Stevenson
_____________________________________
Rhonda Stevenson
President, CEO, Chief Financial Officer and Director

Date:  November 26, 2008